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                                                                   Exhibit 11(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (the "Registration Statement") of Landmark Funds I of our report dated February 2, 1998, relating to the financial statements and financial highlights of Landmark Balanced Fund appearing in the December 31, 1997 Annual Report of Landmark Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Counsel and Independent Auditors" in the Prospectus and under the headings "Auditors" and "Independent Accountants and Financial Statements" in the Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP
    PRICE WATERHOUSE LLP
    Boston, Massachusetts
    February 18, 1998